UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 1, 2016

BANK OF SOUTH CAROLINA CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street, Charleston, SC	29401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(843)724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sheryl G. Sharry, Executive Vice President and Chief Financial Officer of Bank of South Carolina Corporation (the “Company”) and The Bank of South Carolina (the “Bank”), retired from the position of Chief Financial Officer of the Company and the Bank on March 29, 2016.  Mrs. Sharry has served in this position with the Company and the Bank since 2010. She has been with the Bank since its organization in 1986. She has served as Assistant Vice President – Operations Department (12/8/1986-12/31/1989), Vice President – Operations & Technology (1/1/1990-12/31/1996) and Senior Vice President- Operations & Technology (1/1/1997-12/31/2009). Mrs. Sharry has served on the Board of Directors of the Bank and the Company and will continue to do so after her retirement if reelected by the shareholders.  In addition, Mrs. Sharry served on the Executive/Planning Committee.  Mrs. Sharry’s decision to retire from the Company and the Bank is the result of her decision to take early retirement at the age of 61, and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mrs. Sharry will retire from her position as Executive Vice President of the Company and the Bank on April 12, 2016.

In anticipation of the upcoming retirement of Sheryl G. Sharry, the Board of Directors of the Company and the Bank at their March 24, 2016 meetings, appointed Eugene H. Walpole, IV Chief Financial Officer and Senior Vice President of the Company and Chief Financial Officer of the Bank effective March 29, 2016.  Mr. Walpole was previously promoted on October 22, 2015 to Senior Vice President of The Bank of South Carolina.  Mr. Walpole, age 31, has been with the Bank since 2012 in the role of Risk Management Officer. Prior to joining the Bank, Mr. Walpole was a Senior Accountant with Elliott Davis, LLC where he spent four years performing financial statement audits, regulatory filing reviews, and Sarbanes-Oxley 404 compliance testing for both publicly traded and privately held financial institutions. Mr. Walpole is a Certified Public Accountant and a graduate of Presbyterian College, the University of South Carolina, and the South Carolina Bankers School. He does not have any family relationships with current members or nominees of the Board of Directors and has not had any transactions with the current members or any nominees.  The Company did not enter into an employment agreement or contract with Mr. Walpole as a result of his appointment as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of South Carolina Corporation
(Registrant)

Date: April 1, 2016

/s/ Eugene H. Walpole, IV
Eugene H. Walpole, IV
Chief Financial Officer
Senior Vice President